SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 4, 2011

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 4, 2011, DuPont Fabros Technology, L.P., a Maryland limited partnership (the “Borrower”), the operating partnership of DuPont Fabros Technology, Inc., a Maryland corporation (the “Company”), the Company and all of the Borrower’s subsidiaries that currently guaranty the obligations under the Company’s Indenture governing the terms of its 8 1/2% senior notes due 2017 entered into a First Amendment to Credit Agreement (the “First Amendment”), dated May 6, 2010 (the “Credit Agreement”), with KeyBank National Association (“KeyBank”), as administrative agent and a lender, and the other lending institutions that are parties thereto.

The First Amendment reduces the rate at which borrowings under the Credit Agreement will bear interest. Specifically, the First Amendment (i) removes the 1% floor that the Credit Agreement previously established for LIBOR, and (ii) provides that borrowings under the Credit Agreement will bear interest, at the Borrower’s election, at (x) LIBOR plus a margin ranging from 325 basis points to 425 basis points (in lieu of a fixed margin of 450 basis points) or (y) a base rate plus a margin ranging from 125 basis points to 225 basis points (in lieu of a fixed margin of 300 basis points), in each case, with the actual margin determined according to the ratio of the Borrower’s total indebtedness to gross asset value in effect from time to time.

Except as amended by the First Amendment, the remaining terms of the Credit Agreement remain in full force and effect.

The foregoing does not purport to be a complete description of the terms of the First Amendment, and such description is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

From time to time, the Company has had customary commercial and/or investment banking relationships with KeyBank, Macquarie Capital (USA) Inc., Royal Bank of Canada, Bank of America, N.A., Raymond James Bank, FSB, and Jefferies Group Inc., and/or certain of their affiliates, all of which are also lenders under the Credit Agreement.

Item 2.02. Results of Operations and Financial Condition.

This Current Report on Form 8-K and the exhibits attached hereto are being furnished by the Company pursuant to Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and Item 2.02 of Form 8-K, insofar as they disclose historical information regarding the Company’s results of operations or financial condition for the three and twelve months ended December 31, 2010.

On February 8, 2011, the Company issued a press release announcing its financial results for the three and twelve months ended December 31, 2010. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01. Regulation FD Disclosure.

The disclosure contained in Item 2.02 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated as of February 4, 2011, by and among DuPont Fabros Technology, L.P., as Borrower, Dupont Fabros Technology, Inc., as a guarantor, and the subsidiaries of Borrower that are parties thereto, as Subsidiary Guarantors, KeyBank National Association as Agent and a Lender, and the other lending institutions that are parties thereto (and the other lending institutions that may become party thereto), as Lenders

99.1	Press Release dated February 8, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

February 9, 2011	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated as of February 4, 2011, by and among DuPont Fabros Technology, L.P., as Borrower, Dupont Fabros Technology, Inc., as a guarantor, and the subsidiaries of Borrower that are parties thereto, as Subsidiary Guarantors, KeyBank National Association as Agent and a Lender, and the other lending institutions that are parties thereto (and the other lending institutions that may become party thereto), as Lenders

99.1	Press Release dated February 8, 2011